Exhibit 99.4

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this report (the “Quarterly Report”) to “we,” “us” or the “Company” refer to Haymaker Acquisition Corp. III References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to Haymaker Sponsor III, LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes thereto contained elsewhere in this Quarterly Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This Quarterly Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Form 10-Q including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company incorporated on July 6, 2020 as a Delaware corporation and formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this Quarterly Report as our “initial business combination”. We intend to effectuate our initial business combination using cash from the proceeds of the initial public offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of the initial public offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

Business Combination Agreement

On December 13, 2021, the Company entered into the Business Combination Agreement with the Sponsor, Biote, BioTe Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and the Members’ Representative. Upon the Closing, the Company will change its name to “Biote Corp.” The aggregate consideration that will be paid to or retained by the Members upon the Closing is approximately $555,000,000, subject to the purchase price adjustments set forth in the Business Combination Agreement. Following the Closing, the Combined Company will be organized in an “UP- C” structure in which substantially all of the assets and business of the Combined Company will be held by the Biote Companies, and the Company’s only direct assets will consist of Biote Units.

Prior to the Closing, the Company may issue up to $100,000,000 in shares of Class A common stock in an Equity Financing, so long as the price per share in such Equity Financing is not less than $10.00. Pursuant to the terms and conditions of the amended and restated certificate of incorporation, in connection with the Closing, all then-outstanding shares of Class B common stock will be converted into shares of Class A common stock on a one-for-one basis.

Immediately prior to the Closing, Biote will (i) effectuate a recapitalization, pursuant to which all its Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into a number of equity interests in Biote designated as Biote Units in the amounts determined in accordance with the Biote A&R OA, which will be entered into prior to the Closing, the result of which will be that the Members will hold a single class of Biote Units as of immediately prior to the Closing and (ii) convert into a Delaware limited liability company. In connection with the Business Combination, Biote Medical, a subsidiary of Biote, has entered into a debt commitment letter with Truist Bank and Truist Securities, Inc. to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of Biote Medical and (ii) a $125,000,000 senior secured term loan A facility in favor of Biote Medical. Each Phantom Equity Holder has entered into a Phantom Equity Acknowledgement effective as of the Closing, which shall, among other things, confirm the number of shares of Class A common stock to be issued to such Phantom Equity Holder pursuant to the Incentive Plan in satisfaction of his or her phantom equity rights and the vesting schedule for such shares.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) in exchange for the Closing Biote Units, the Company will transfer cash in an amount equal to (i) the cash in the trust account and any cash held by the Company outside of the trust account, less (ii) the amounts required by the redemptions of Class A common stock by the public stockholders, plus (iii) the aggregate proceeds to be received by the Company pursuant to any Equity Financing, (y) the Biote Companies will receive the aggregate proceeds from the Debt Financing in accordance with and in the priority set forth in the Business Combination Agreement and as described further below, and (z) the Company will issue to Biote a number of shares of its Class V Voting Stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V Voting Stock to its Members pursuant to the Biote A&R OA. The “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Selling Member that is paid in cash, which amount shall in no event exceed $199,000,000.

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement, disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses, (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause (f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

At the Closing, Biote will issue to the Company the Closing Biote Units equal to the aggregate number of shares of Class A common stock issued and outstanding as of immediately prior to the Closing (after giving effect to any redemptions of Class A common stock, any Equity Financing, the Class B Common Stock Conversion and the forfeiture of up to 793,750 shares of Class B common stock held by the Sponsor in the event cash available to the Company at the Closing is less than $206,400,000). The Members will, immediately following the Closing, retain the Retained Biote Units equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Company Transaction Expenses, minus (C) the Cash Consideration, if any, divided by (ii) $10.00, plus (x) the Member Earnout Units, minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00.

In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) the Member Earnout Units and (ii) the Earnout Voting Shares, (b) the Sponsor will subject the Sponsor Earnout Shares, and (c) the Company will subject the Sponsor Earnout Units, to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control. The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the Earnout Deadline, the VWAP of the Class A common stock equals or exceeds $12.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. If a definitive agreement with respect to a Change of Control (as defined in the Business Combination Agreement) is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest.

Assuming that none of the Company’s current stockholders exercise their right to redeem their shares of Class A common stock of the Company and Company Transaction Expenses equal $11,521,000, and subject to certain adjustments in accordance with the Business Combination Agreement, as of immediately following the Closing and without giving effect to the outstanding warrants to purchase Class A common stock or any warrants issuable in respect of the Working Capital Loans or issuance of any shares under the Incentive Plan or Biote Corp. 2022 Employee Stock Purchase Plan, but including the Earnout Securities, the Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA and all remaining Biote Units will be owned by the Members. The Members are expected to hold a controlling voting interest in the Company after the Closing and will therefore have the ability to control Biote.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V Voting Stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R.

Consummation of the Business Combination is subject to customary mutual conditions and covenants of the respective parties, including the receipt of the requisite approval of the Company’s stockholders. The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination by mutual written consent of the Company and Biote and in certain other limited circumstances, including if the consummation of the Business Combination has not occurred on or before June 13, 2022, which is prior to the Company’s initial business combination deadline of March 4, 2023. The Business Combination Agreement contains usual and customary representations and warranties for transactions of this nature by the parties thereto. The Business Combination Agreement has been approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the Business Combination Agreement and approve the Business Combination.

On May 5, 2022, the Company filed a definitive proxy statement with the SEC setting forth all of the above information and inviting the Company’s stockholders to attend the special meeting in lieu of the 2022 annual meeting of the stockholders on May 24, 2022, at 10:00 a.m., Eastern time, to approve, among other things, the Business Combination Agreement and the Business Combination.

Other Agreements - Business Combination

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Tax Receivable Agreement

Simultaneously with the Closing, the Combined Company, Biote, the Members and the Members’ Representative will enter into the Tax Receivable Agreement, which will provide for, among other things, payment by the Combined Company to the Members of 85% of the U.S. federal, state and local income tax savings realized by the Combined Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock or cash (as more fully described in the Tax Receivable Agreement). These payments are an obligation of the Combined Company and not of the Biote Companies. The Combined Company’s only material asset will be its ownership interest in Biote and, accordingly, the Combined Company will depend on distributions from Biote to make any payments required to be made by the Combined Company under the Tax Receivable Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Combined Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur. The actual increase in the Combined Company’s allocable share of tax basis in the Biote Companies’ assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of redemptions of shares of Retained Biote Units, the market price of shares of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the Combined Company’s income. Any payments the Combined Company makes under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Combined Company. To the extent that the Combined Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that (i) the Combined Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control occur (as described in the Tax Receivable Agreement), (iii) the Combined Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment continues for 30 days following such final payment date or (iv) the Combined Company materially breaches any of its material obligations under the Tax Receivable Agreement, which breach continues without cure for 30 days following receipt by the Combined Company of written notice thereof (unless, in the case of clauses (iii) and (iv), certain liquidity exceptions apply) the Combined Company’s obligations under the Tax Receivable Agreement will accelerate and the Combined Company will be required to make a lump-sum cash payment to the applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income.

Second Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company

In connection with the Closing, the Company will amend and restate (i) subject to receipt of Company Stockholder Approval, its current Certificate of Incorporation by adopting the Second A&R Certificate of Incorporation and (ii) the current Bylaws of the Company by adopting the A&R Bylaws, to establish a structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws, and Class V Voting Stock, which will carry only such voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws (as more fully described in the Second A&R Certificate of Incorporation and A&R Bylaws).

Second Amended and Restated Operating Agreement of Biote

At the Closing, the Combined Company, Biote and the Members will enter into the Biote A&R OA, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the Business Combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA.

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of the Company’s officers and directors, the Company, the Sponsor, Biote and the Members’ Representative entered into the Sponsor Letter, pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the amended and restated certificate of incorporation or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the Business Combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into the Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement, dated as of March 1, 2021, entered into in connection with the Company’s initial public offering will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the letter agreement, dated March 1, 2021, entered into in connection with the Company’s initial public offering, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, Class V Voting Stock and the Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Results of Operations

We have neither engaged in any operations nor generated any operational revenues to date. All activity for the three months ended March 31, 2022 and March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income or gains on investments on the cash and investments held in a trust account from the proceeds derived from the Initial Public Offering. In addition, the Company will recognize non-operating income or loss on the change in fair value of warrant liabilities and the convertible promissory note.

For the three months ended March 31, 2022, we had net income of $1,174,482, which resulted from a gain on change in the fair value of warrant liabilities of $2,351,375 and unrealized gain on marketable securities held in trust account in the amount of $64,273, offset in part by operating and formation costs of $1,190,366, franchise tax expense of $50,000 and the change in fair value of convertible promissory note - related party of $800.

For the three months ended March 31, 2021, we had a net loss of $3,943,374, which resulted from operating and formation costs of $107,875, transaction cost allocated to warrant liabilities of $962,447, and excess fair value of Private Placement Warrants over purchase price of $3,507,000, which was partially offset by unrealized gain on investments held in Trust Account of $14,405, and the change in fair value of warrant liabilities of $619,543.

Liquidity and Capital Resources

On March 4, 2021, we consummated our Initial Public Offering of 30,000,000 units generating gross proceeds to the Company of $300,000,000. Simultaneously with the consummation of the Initial Public Offering, we completed the private sale of 5,333,333 warrants to the Sponsor at a purchase price of $1.50 per warrant (the “Private Placement Warrants”), generating gross proceeds of $8,000,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in a trust account (the “Trust Account”). If we do not complete an initial business combination within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The underwriters exercised the over-allotment option in part and on March 5, 2021, 1,750,000 additional Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $17,500,000. In connection with the exercise of the over-allotment option, on March 5, 2021, the Company sold 233,333 Private Placement Warrants (“Additional Private Placement Warrants”) to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of $350,000. As a result, an additional $17,500,000 (which amount includes $612,500 of the underwriters’ deferred discount) was placed in the Trust Account.

For the three months ended March 31, 2022, net cash used in operating activities was $335,035, which was due to a non-cash gain on the change in fair value of warrant liabilities of $2,351,375, and interest and dividend income on investments held in Trust Account of $64,273 offset in part by our net income of $1,174,482, changes in working capital of $905,331 and a change in fair value of convertible promissory note - related party of $800.

For the three months ended March 31, 2021, net cash used in operating activities was $626,996, which was due to a non-cash gain on the change in fair value of warrant liabilities of $619,543, and interest and dividend income on investments held in Trust Account of $14,405, changes in working capital of $519,121 and net loss of $3,943,374, partially offset by fair value in excess of proceeds from the sale of private placement warrants of $3,507,000 and transaction costs allocated to warrant liabilities of $962,447.

For the three months ended March 31, 2022, net cash provided by investing activities of $63,747 was the result of proceeds from Trust Account to pay tax.

For the three months ended March 31, 2021, net cash used in investing activities of $317,500,000 was the result of the amount of net proceeds from our Initial Public Offering being deposited to the Trust Account.

For the three months ended March 31, 2022 net cash provided by financing activities of $208,827 was fully provided by proceeds from the promissory note - related party.

For the three months ended March 31, 2021 net cash provided by financing activities of $319,047,886 was comprised of $311,150,000 in proceeds from the issuance of units in our Initial Public Offering net of underwriter’s discount paid, $8,350,000 in proceeds from the issuance of warrants in a private placement to our Sponsor, and $41,500 in proceeds from the Sponsor note, offset in part by the payment of $329,614 for offering costs associated with the Initial Public Offering and repayment of the outstanding balance on a promissory note to our Sponsor of $164,000.

As of March 31, 2022 and December 31, 2021, we had cash of $67,898 and $130,359, respectively, held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. On February 28, 2022, the Company entered into a working capital loan with the Sponsor in the amount of $350,000, pursuant to which the Company received proceeds of $208,827 during the three months ended March 31, 2022.

We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. We may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of March 31, 2022, the Company had $67,898 in cash held outside of the Trust Account and working capital deficit of $2,811,153 (excluding franchise tax payable). The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above and potential Working Capital Loans, as discussed in Note 5. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period, which will end on March 4, 2023, at which time the Company will cease all operations except for the purpose of liquidating, or if the Sponsor will commit to the Working Capital Loans, by which, in February 2022, the Company entered into a promissory note with the Sponsor in the amount of $350,000.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2022 or December 31, 2021.

Contractual Obligations

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants) will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On March 5, 2021 the underwriters purchased an additional 1,750,000 Units at an offering price of $10.00 per Unit, generating additional gross proceeds of $17,500,000 to the Company.

The underwriters were paid a cash underwriting fee of $0.20 per Unit, or $6,350,000 in the aggregate. In addition, $0.35 per Unit, or $11,112,500 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting-Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have determined that there have been no material change during the three months ended March 31, 2022, to the critical accounting policies reported in our Annual Report on Form 10-K, except as follows:

Working Capital Loans - Related Party

The Company accounts for the Working Capital Loans under ASC 815. The Company has made the election under 815-15-25 to account for the notes under the fair value option. Using the fair value option, the Working Capital Loans are required to be recorded at their initial fair value on the date of issuance, and each balance sheet thereafter. Differences between the face value of the note and fair value at issuance are recognized as either an expense in the statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the notes are recognized as non-cash gains or losses in the statement of operations.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.